EXHIBIT 99.1

PRESS RELEASE CONTACT: MICHAEL SENKEN
PHONE: (678) 384-6720

MIMEDX GROUP ANNOUNCES PROPOSED $5,000,000 PRIVATE PLACEMENT

MARIETTA, Georgia, September 29, 2010 (PR Newswire) — MiMedx Group, Inc. (OTCBB: MDXG), an integrated developer, manufacturer and marketer of patent protected biomaterial-based products, announced today that it plans to proceed with an unregistered offering of shares through a Private Investment in Public Equity offering (“PIPE”). The proposed PIPE is intended to raise $5 million of equity capital and will be made to existing shareholders and other sophisticated qualified investors and institutions. The offering will be effected through the issuance of shares of Common Stock of MiMedx Group, Inc., which will carry certain contingent warrant and registration rights.

The net proceeds of the offering will be used to provide working capital for the Company’s expanded global sales and marketing initiatives for its HydroFix™ Vaso Shield and HydroFix™ Spine Shield products and to facilitate further development activities related to advancing the Company’s other HydroFix™ technology platform products and its multiple CollaFix™ technology platform products through the regulatory process.

The Company’s last PIPE, which was completed last year, was also for approximately $5 million.

The transaction is expected to close in the fourth quarter of 2010, subject to market and other customary conditions. Details regarding the private placement of these securities will be disclosed in a Form 8-K to be filed by the Company.

THIS ANNOUNCEMENT DOES NOT CONSTITUTE OR FORM PART OF AN OFFER OR SOLICITATION OF AN OFFER TO PURCHASE OR SUBSCRIBE FOR SECURITIES IN THE UNITED STATES OR ANY OTHER JURISDICTION. THE SECURITIES REFERRED TO HEREIN HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES EXCEPT PURSUANT TO AN APPLICABLE EXEMPTION FROM REGISTRATION. NO PUBLIC OFFERING OF SECURITIES IS BEING MADE.

About the Company

MiMedx Group, Inc. (“MiMedx Group”) is an integrated developer, manufacturer and marketer of patent protected biomaterial-based products using the Company’s two platform technologies, HydroFix™ and CollaFix™.

Safe Harbor Statement

This press release includes statements that look forward in time or that express management’s beliefs, expectations or hopes. Such statements are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, the statements regarding the Company’s current expectations and beliefs as to the terms of the proposed offering, the use of proceeds received by the Company from the offering, the timing of the closing of the offering and the Company’s ability to raise $5 million through the PIPE. These statements are based on current information and belief, and are not guarantees of future performance. Among the risks and uncertainties that could cause actual results to differ materially from those indicated by such forward-looking statements include that the Company may not be successful in raising its intended amount of capital through the PIPE on the expected terms or otherwise, that the timing of the offering may be delayed, that unanticipated events may prevent the Company from using the proceeds of the offering for the intended purpose, that the Company may require additional capital beyond the PIPE referenced in this release to survive and achieve its goals, which may be difficult or impossible to obtain; that the Company may not receive requisite regulatory clearances and/or approvals to be able to market a full range of products or that such clearances or approvals may be delayed; that cost reductions may not be sustained or be sufficient to enable the Company to achieve profitability; that the Company may not be able to establish an effective distribution system for its products in the U.S. or abroad; that the Company’s products may not gain the anticipated acceptance in the marketplace or that acceptance may be delayed; and the risk factors detailed from time to time in the Company’s periodic Securities and Exchange Commission filings, including, without limitation, its 10-K filing for the fiscal year ended December 31, 2009, and its most recent Form 10-Q. By making these forward-looking statements, MiMedx Group, Inc. do not undertake to update those in any manner except as may be required by the Company’s disclosure obligations in filings it makes with the Securities and Exchange Commission under the federal securities laws.

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